Autodesk appoints Janesh Moorjani as chief financial officer

SAN FRANCISCO, CA – November 26, 2024 — Autodesk, Inc. (NASDAQ: ADSK) today announced the appointment of Janesh Moorjani as the company’s chief financial officer, effective December 16, 2024. Moorjani brings over 20 years of experience in the technology industry, with deep expertise in driving growth and efficiency at scale. Most recently, Moorjani served as CFO and COO of Elastic NV (NYSE: ESTC), the Search AI Company.

Reporting to chief executive officer Andrew Anagnost, Moorjani will lead and oversee Autodesk’s global finance organization. Moorjani will succeed interim chief financial officer Elizabeth “Betsy” Rafael, who will serve as an advisor to the company through the end of fiscal 2025 and will continue to serve on Autodesk’s Board of Directors, resuming her status as an independent director following the transition period and end of her employment by the company.

"We are excited to welcome such a high-caliber and seasoned CFO in Janesh," said Andrew Anagnost, President and CEO of Autodesk. "His deep finance and software experience will be instrumental in supporting Autodesk’s continued momentum with sustained growth and enhanced profitability. I look forward to partnering with Janesh to drive Autodesk’s successful path forward and continue creating additional value for our stockholders. I also thank Betsy for stepping into the interim CFO role at an important time for Autodesk, and for her continued contributions both through the transition and as a qualified and experienced board member moving forward.”

Moorjani brings strong experience leading dynamic public software companies. He recently was CFO of Elastic since 2017 and assumed the additional responsibilities of COO in 2022. Prior to Elastic, he served in executive and leadership roles at Infoblox, VMware, Cisco, PTC, and Goldman Sachs. He currently serves on the Board of Directors of Cohesity, a leading AI-powered data security and data management company.

"I am thrilled to join Autodesk and work with Andrew, the company’s strong management team and the Board to capitalize on the compelling growth opportunities we have ahead," said Moorjani. "Autodesk has established a clear leadership position as a technology innovator by providing differentiated and connected solutions that allow customers across industries to design and make anything. I look forward to working with the team to build on Autodesk’s strong financial foundation to drive continued growth, profitability and free cash flow to ultimately deliver sustainable stockholder value."

ABOUT AUTODESK

The world's designers, engineers, builders, and creators trust Autodesk to help them design and make anything. From the buildings we live and work in, to the cars we drive and the bridges we drive over. From the products we use and rely on, to the movies and games that inspire us. Autodesk's Design and Make Platform unlocks the power of data to accelerate insights and automate processes, empowering our customers with the technology to create the world around us and deliver better outcomes for their business and the planet. For more information, visit autodesk.com or follow @autodesk. #MakeAnything

Autodesk is a registered trademark of Autodesk, Inc., and/or its subsidiaries and/or affiliates in the USA and/or other countries. All other brand names, product names or trademarks belong to their respective holders. Autodesk reserves the right to alter product and services offerings, and specifications and pricing at any time without notice, and is not responsible for typographical or graphical errors that may appear in this document.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements that involve risks and uncertainties, including quotations from management, statements regarding our strategies, performance, results, growth,

profitability and free cash flow, and all statements that are not historical facts. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: our strategy to develop and introduce new products and services and to move to platforms and capabilities, exposing us to risks such as limited customer acceptance (both new and existing customers), costs related to product defects, and large expenditures; global economic and political conditions, including changes in monetary and fiscal policy, foreign exchange headwinds, recessionary fears, supply chain disruptions, resulting inflationary pressures and hiring conditions; geopolitical tension and armed conflicts, and extreme weather events; costs and challenges associated with strategic acquisitions and investments; our ability to successfully implement and expand our transaction model; dependency on international revenue and operations, exposing us to significant international regulatory, economic, intellectual property, collections, currency exchange rate, taxation, political, and other risks, including risks related to the war against Ukraine launched by Russia and our exit from Russia and the current conflict between Israel and Hamas; inability to predict subscription renewal rates and their impact on our future revenue and operating results; existing and increased competition and rapidly evolving technological changes; fluctuation of our financial results, key metrics and other operating metrics; our transition from up front to annual billings for multi-year contracts; deriving a substantial portion of our net revenue from a small number of solutions, including our AutoCAD-based software products and collections; any failure to successfully execute and manage initiatives to realign or introduce new business and sales initiatives, including our new transaction model for Flex; net revenue, billings, earnings, cash flow, or new or existing subscriptions shortfalls; social and ethical issues relating to the use of artificial intelligence in our offerings; our ability to maintain security levels and service performance meeting the expectations of our customers, and the resources and costs required to avoid unanticipated downtime and prevent, detect and remediate performance degradation and security breaches; security incidents or other incidents compromising the integrity of our or our customers’ offerings, services, data, or intellectual property; reliance on third parties to provide us with a number of operational and technical services as well as software; our highly complex software, which may contain undetected errors, defects, or vulnerabilities; increasing regulatory focus on privacy issues and expanding laws; governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we violate the controls; protection of our intellectual property rights and intellectual property infringement claims from others; the government procurement process; fluctuations in currency exchange rates; our debt service obligations; and our investment portfolio consisting of a variety of investment vehicles that are subject to interest rate trends, market volatility, and other economic factors.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk's Form 10-K and subsequent Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. Autodesk disclaims any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

CONTACTS:

Investors, Simon Mays-Smith, 415-746-0137, simon.mays-smith@autodesk.com;

Press, Renée Francis, 628-888-4599, renee.francis@autodesk.com, FGS Global: John Christiansen/Jared Levy/Warren Rizzi, Autodesk@FGSGlobal.com